                                                                   EXHIBIT 2.3



               FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND
                              ESCROW INSTRUCTIONS

         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the "First Amendment") is made and entered into as of March 18, 1997, by and between Jagee Properties, Inc., a Kansas corporation ("Seller"), and The Price Reit, Inc., a Maryland corporation ("Original Buyer").

         A. Original Buyer and Seller are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated February 13, 1997 ("Purchase Agreement"). Buyer has heretofore assigned all of its right, title and interest in and to the Purchase Agreement to Price/Baybrook, Ltd., a Texas limited partnership ("Buyer").

         B. Buyer and Seller desire to amend the Purchase Agreement as set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to legally bind themselves and their respective successors and permitted assigns, Seller and Buyer do hereby amend the Agreement as follows:

         1. The Purchase Price is hereby amended to be, and shall hereafter be deemed to be, Eight Million Five Hundred Six Thousand Two Hundred Fifty Dollars ($8,506,250.00).

         2. Notwithstanding anything to the contrary set forth in the Purchase Agreement: (a) all rents and other income with respect to the Property shall be prorated as of March 1, 1997; (b) in addition to Seller's other obligations under the Purchase Agreement, Seller shall cause to be paid at the Closing all rent payable by Bereans from March 1, 1997 to December 15, 1997 as if Bereans had no free rent period, and (c) in addition to Seller's other obligations under the Purchase Agreement, Seller shall pay at the Closing certain non-reimbursable expenses. The total credit due to Buyer resulting from the credits described in the foregoing paragraphs (a) -(c) shall be $221,250.00.

         3. Capitalized terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

         4. Except as modified herein, all terms, conditions and covenants of the Purchase Agreement shall remain in full force and effect. This First Amendment may be executed in multiple counterparts, all of which when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

                                        SELLER:

                                        JAGEE PROPERTIES, INC.


                                        By:___________________________

                                        Its:__________________________

                                        BUYER:

                                        PRICE/BAYBROOK, LTD., a Texas limited
                                        partnership

                                        By:  PRICE/TEXAS, INC., its general
                                             partner

                                             By:___________________________

                                             Its:__________________________

                          PURCHASE AND SALE AGREEMENT

                            AND ESCROW INSTRUCTIONS


                                 By and Between

                            JAGEE PROPERTIES, INC.,
                             a Kansas corporation,

                                   as Seller


                              THE PRICE REIT, INC.
                            a Maryland corporation,

                                    as Buyer


                                      and


                           SAFECO LAND TITLE COMPANY,
                                as Escrow Holder


                               February 13, 1997

ARTICLE I                 PROPERTY                                                          1

         1.1 Land                                                                           1
         1.2 Appurtenances                                                                  1
         1.3 Improvements                                                                   1
         1.4 Leases and Rents                                                               2
         1.5 Personal Property                                                              2
         1.6 Intangible Property                                                            2

ARTICLE II                ESCROW; PURCHASE PRICE                                            2

         2.1 Opening of Escrow                                                              2
         2.2 Purchase Price                                                                 3
         2.3 Payment of Purchase Price                                                      3
         2.4 Earnest Money Deposit                                                          3
         2.5 Investment of Deposit                                                          3
         2.6 Deposit as Liquidated Damages                                                  3

ARTICLE III      TITLE TO PROPERTY                                                          4

         3.1 Title                                                                          4
         3.2 Other Conveyance Documents                                                     4

ARTICLE IV       CONDITIONS TO CLOSING                                                      5

         A. Buyer's Conditions to Closing                                                   5

         4.1 Non-Foreign Status of Seller                                                   5
         4.2 Review and Approval of Title and Survey                                        5
         4.3 Review and Approval of Other Matters                                           5
         4.4 Service and Other Contracts                                                    6
         4.5 Physical Characteristics of the Property                                       7
         4.6 Governmental Permits, Approvals and Regulations                                7
         4.7 Representations and Warranties                                                 7
         4.8 Impairment of Property                                                         7
         4.9 Approval                                                                       7
         4.10 Objections to Title or Survey                                                 7
         4.11 Objections to Property or Other Matters                                       8
         4.12 Tenant Matters                                                                8
         4.13 REA Estoppels                                                                 9
         4.14 Occupancy                                                                     9
         4.15 Delivery of Documents                                                         9

         B. Seller's Conditions to Closing                                                 9

         4.16 Delivery of Documents and Purchase Price                                     9

ARTICLE V        CLOSING, RECORDING AND TERMINATION                                        9

         5.1 Deposit with Escrow Holder and Escrow Instructions                            9
         5.2 Closing                                                                       9
         5.3 Delivery by Seller                                                           10
         5.4 Delivery By Buyer                                                            11
         5.5 Other Instruments                                                            11
         5.6 Prorations                                                                   11
         5.7 Costs and Expenses                                                           13
         5.8 Closing and Recordation                                                      13
         5.9 Termination of Agreement                                                     13

ARTICLE VI  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER                           14

         6.1 Authority                                                                    14
         6.2 Title                                                                        14
         6.3 The Leases                                                                   14
         6.4 No Litigation or Adverse Events                                              15
         6.5 Compliance With Laws                                                         15
         6.6 No Defaults in Other Agreements                                              15
         6.7 Eminent Domain                                                               15
         6.8 Licenses, Permits, CO's, Zoning, etc.                                        15
         6.9 Taxes and Assessments                                                        15
         6.10 Environment                                                                 15
         6.11 Physical Condition                                                          17
         6.12 Employees                                                                   17
         6.13 Mechanic's Liens                                                            17
         6.14 Operating Statements                                                        17
         6.15 Disclosure                                                                  17
         6.16 No Leases of Property or Assets                                             17

ARTICLE VII      REPRESENTATIONS AND WARRANTIES OF BUYER                                  18

         7.1 Representations and Warranties of Buyer                                      18

ARTICLE VIII     POSSESSION, DESTRUCTION AND CONDEMNATION                                 18

         8.1 Possession                                                                   18
         8.2 Loss, Destruction and Condemnation                                           18

ARTICLE IX       MAINTENANCE AND OPERATION OF THE PROPERTY;
                 COVENANTS                                                                20

         9.1 Maintenance                                                                  20
         9.2 Leases and Other Agreements                                                  20
         9.3 Encumbrances                                                                 21
         9.4 Consents and Notices                                                         21
         9.5 Audit Cooperation                                                            21

ARTICLE X                 MISCELLANEOUS                                                   21

         10.1  Notices                                                                    21
         10.2 Brokers and Finders                                                         22
         10.3 Successors and Assigns                                                      22
         10.4 Amendments                                                                  23
         10.5 Continuation and Survival of Indemnities, Representations,
                 Warranties and Post-Closing Obligations                                  23
         10.6 Interpretation                                                              23
         10.7 Governing Law                                                               23
         10.8 Merger of Prior Agreements                                                  23
         10.9 Attorneys' Fees                                                             23
         10.10 Notice of Termination                                                      23
         10.11 Specific Performance; Damages                                              24
         10.12 Relationship                                                               24
         10.13 Counterparts                                                               24
         10.14 Time of the Essence                                                        24

                               INDEX TO SCHEDULES


Schedule A       Legal Description of the Land

Schedule B       Form of Deed

Schedule C       Form of Assignment and Assumption of Leases and Rents

Schedule D       Form of Bill of Sale

Schedule E       Form of Assignment of Contracts, Intangible Property,
                 Warranties and Guarantees

Schedule F       Form of Non-Foreign Certificate

Schedule G       Form of Tenant Estoppel Certificate

Schedule H       Rent Roll

Schedule I       List of Contracts

                                  DEFINITIONS

         The following is a list of defined terms used herein and the sections in which such terms are defined.

Term                                                                         Section
----                                                                         -------
AGREEMENT                                                                    INTRODUCTION
APPROVED CONTRACTS                                                           4.4
APPURTENANCES                                                                1.2
ASSIGNMENT OF INTANGIBLE PROPERTY, WARRANTIES AND GUARANTEES                 1.6
ASSIGNMENT OF LEASES AND RENTS                                               1.4
BILL OF SALE                                                                 1.5
BUYER                                                                        INTRODUCTION
BUYER APPROVAL                                                               4.9
CLOSING                                                                      5.2
CLOSING DATE                                                                 5.2
CODE                                                                         4.1
CONTRACTS                                                                    4.4
DEED                                                                         1.1
EARNEST MONEY DEPOSIT                                                        2.4
ENDORSEMENTS                                                                 3.1
ESCROW HOLDER                                                                INTRODUCTION
EXTENDED COVERAGE TITLE POLICY                                               3.1
IMPROVEMENTS                                                                 1.3
INTANGIBLE PROPERTY                                                          1.6
LAND                                                                         1.1
LEASES                                                                       1.4
MAJOR LEASE                                                                  4.8
RENT SUPPORT AGREEMENT                                                       4.13
NON-FOREIGN CERTIFICATE                                                      4.1
OUTSIDE CLOSING DATE                                                         5.2
PERSONAL PROPERTY                                                            1.5
PERMITTED EXCEPTIONS                                                         4.10
PHASE I REPORT                                                               4.5
PROPERTY                                                                     1.6
PURCHASE PRICE                                                               2.2
REAL PROPERTY                                                                1.6
RENT ROLL                                                                    6.3
RENTS                                                                        1.4
REVIEW PERIOD                                                                4.11
SELLER                                                                       INTRODUCTION
STANDARD COVERAGE TITLE POLICY                                               5.7
SURVEY                                                                       4.2(C)
TITLE COMPANY                                                                3.1
TITLE REPORT                                                                 4.2(A)

                          PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS

         THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into as of February ________, 1997, by and between JAGEE PROPERTIES, INC., a Kansas corporation authorized to do business in Texas under the name "JaGee Real Properties, Inc." ("SELLER"), THE PRICE REIT, INC., a Maryland corporation ("BUYER"), and SAFECO LAND TITLE COMPANY ("ESCROW HOLDER"), with reference to the following facts:

         A.      Seller is the owner of the Property, as hereinafter defined.

         B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property, all on the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer, and where appropriate Escrow Holder, agree as follows:

                                   ARTICLE I
                                    PROPERTY

         Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

         1.1 Land. That certain real property (the "LAND") described in Schedule A hereto, all of which shall be conveyed to Buyer pursuant to a special warranty deed in the form of Schedule B hereto (the "DEED");

         1.2 Appurtenances. Seller's interest in all rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, the Leases, the Rents, the Improvements, the Intangible Property, or any other appurtenance, together with all rights of Seller in and to public and private streets, roads, avenues, alleys and passageways, sidewalks, driveways, parking areas and areas adjacent thereto or used in connection therewith (open or proposed, in front of or abutting the Land), and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land, all strips or gores of land adjoining the Land, and any awards made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway (all of which are collectively referred to as the "APPURTENANCES");

         1.3 Improvements. All improvements and fixtures owned by Seller and located or to be located on the Land, including, without limitation, all buildings and structures owned by Seller and presently located on the Land or to be located thereon on the Closing Date, all apparatus, equipment and appliances owned by Seller and presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and Seller's interest in all landscaping and leasehold improvements of tenants, if any, which become the property of the owner of the Land (all of which are collectively referred to as the "IMPROVEMENTS");

         1.4 Leases and Rents. The landlord's rights under all leases, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or Improvements (the "LEASES"), all income, receipts, funds and revenues of any kind whatsoever payable with respect to the period after the Closing Date (defined below) to Seller under the Leases or otherwise with respect to all or any portion of the Land, Appurtenances or Improvements (the "RENTS"), all of which Leases and Rents shall be transferred and assigned to Buyer pursuant to an instrument in the form of Schedule C hereto (the "ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS");

         1.5 Personal Property. All tangible personal property owned by Seller and located or to be located on, or situated or to be situated in and used in connection with, the Land and/or the Improvements ("PERSONAL PROPERTY"), all of which Personal Property shall be transferred and assigned to Buyer pursuant to an instrument in the form of Schedule D hereto (the "BILL OF SALE"); and

         1.6 Intangible Property. All of the interest of Seller in (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property generally, and (ii) any and all warranties, guarantees, permits, contracts and other rights owned by Seller relating to the ownership, operation or functioning of all or any part of the Property, as defined below (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) (all of which are collectively referred to as the "INTANGIBLE PROPERTY"), all of which shall be assigned to Buyer pursuant to one or more (as determined by Buyer) assignments in the form of Schedule E hereto (the "ASSIGNMENT AND ASSUMPTION OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTEES").

         All of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 above are hereinafter collectively referred to as the "PROPERTY." The items described in Sections 1.1, 1.2, and 1.3 above are hereinafter referred to collectively as the "REAL PROPERTY."

                                   ARTICLE II
                             ESCROW; PURCHASE PRICE

         2.1 Opening of Escrow. Escrow Holder shall open and maintain an escrow account for this Agreement (the "ESCROW"), which Escrow shall be deemed to be open on the date (the "OPENING DATE") on which two (2) fully executed copies of this Agreement and the Earnest Money Deposit, as set forth below, are delivered to Escrow Holder. Escrow Holder shall promptly give notice to Buyer and Seller of the Opening Date, which date shall in no event occur later than three (3) business days after the execution of this Agreement by Buyer and Seller.

         2.2 Purchase Price. The purchase price for the Property shall be Eight Million Three Hundred Thousand Dollars ($8,300,000.00) (the "PURCHASE PRICE"). The Purchase Price shall be allocated among Land, Improvements, Personal Property and Intangible Property as Seller and Buyer shall reasonably determine.

         2.3 Payment of Purchase Price. The Purchase Price shall be paid by Buyer into the Escrow at the Closing by wire transfer of immediately available funds in accordance with wiring instructions to be provided by Escrow Holder; provided, however, that Buyer shall adjust the funds to be wired pursuant to this Section 2.3 for the following: (i) the amount of credits due to Buyer, or debits due from Buyer (as the case may be) for prorations hereunder, and (ii) the amount of the Earnest Money Deposit (hereinafter defined) plus earnings thereon.

         2.4     Earnest Money Deposit.  Concurrently with the delivery of two
(2) fully executed copies of this Agreement with Escrow Holder, Buyer shall deposit with Escrow Holder the sum of One Hundred Thousand Dollars ($100,000.00) (the "EARNEST MONEY DEPOSIT") in the form of a check or wire transfer. The Earnest Money Deposit shall become nonrefundable after the end of the Review Period, unless this Agreement terminates other than due to a default of Buyer hereunder; provided, however, that such Earnest Money Deposit
(i) shall not be released to Seller until the Closing, or until such time as this Agreement terminates solely due to a default of Buyer hereunder, and (ii) shall, at such time, be released to Seller only if Seller is not then in default hereunder.

         2.5 Investment of Deposit. Escrow Holder shall place the Earnest Money Deposit in an interest-bearing account with a bank or savings association, the deposits of which are federally insured, as Buyer may select. All interest on the Earnest Money Deposit shall accrue for the benefit of Buyer until the Closing. Notwithstanding the foregoing, however, in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for, nor bear the risk of loss of, the Earnest Money Deposit, and shall not be responsible for the rate of return thereon.

         2.6 Deposit As Liquidated Damages. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED SOLELY BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, ESCROW HOLDER SHALL PROMPTLY PAY OVER TO SELLER THE EARNEST MONEY DEPOSIT, IF ANY,

THEN BEING HELD BY ESCROW HOLDER, AND SELLER SHALL RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES. THEREFORE, IF BUYER BREACHES THIS AGREEMENT AND WRONGFULLY FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED HEREIN, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT. ON RECEIPT AND RETENTION BY SELLER OF THE EARNEST MONEY DEPOSIT, THIS AGREEMENT SHALL TERMINATE AND BUYER SHALL HAVE NO FURTHER OBLIGATIONS OR LIABILITY HEREUNDER, EXCEPT WITH REGARD TO ANY OBLIGATIONS HEREUNDER THAT SURVIVE THE TERMINATION HEREOF. THE PARTIES FURTHER ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT HAS BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A DEFAULT ON THE PART OF BUYER EXCEPT WITH REGARD TO ANY OBLIGATIONS HEREUNDER THAT SURVIVE THE TERMINATION HEREOF.


                                  Seller:
                                  ------
Dated:   February 13, 1997
       -------------------
                                  JAGEE PROPERTIES, INC., a Kansas corporation


                                  By:   /s/  RICHARD F. GARVEY
                                      --------------------------------------
                                          Richard F. Garvey, President


                                  Buyer:
                                  -----

                                  THE PRICE REIT, INC.

Dated:   February 12, 1997        By:   /s/  JERALD FRIEDMAN
       -------------------            --------------------------------------

                                  Its:    SR. EXEC. V.P.
                                       -------------------------------------

                                  ARTICLE III
                               TITLE TO PROPERTY

         3.1 Title. At the Closing, Seller shall convey to Buyer fee simple title to the Real Property, subject to the Permitted Exceptions (defined below), pursuant to the Deed. In furtherance thereof, Seller shall cause Safeco Land Title Company, as issuing agent for Chicago Title Insurance Company (the "TITLE COMPANY"), to issue an Owner's Policy of Title Insurance on the standard form as promulgated by the Texas Department of Insurance in the full amount of the Purchase Price, insuring fee simple title to the Land and Improvements in Buyer, with the survey exception deleted (except for "shortages in area") at Buyer's expense, subject only to (i) the lien of real property taxes for the then applicable fiscal year, to the extent not yet due and payable, (ii) the lien of supplemental taxes imposed by reason of transfer on or after the Closing, and (iii) the Permitted Exceptions (the "TITLE POLICY"). Notwithstanding anything to the contrary in this Agreement, Seller shall convey the Appurtenances to Buyer without warranty of title.

         3.2 Other Conveyance Documents. At the Closing, Seller shall (i) assign the Leases and Rents to Buyer pursuant to the Assignment and Assumption of Leases and Rents; (ii) transfer title to the Personal Property to Buyer pursuant to the Bill of Sale, and (iii) transfer and assign to Buyer all of Seller's rights in and to the Intangible Property pursuant to the Assignment of Contracts, Intangible Property, Warranties and Guarantees; such title and rights to be free of any liens, encumbrances or interests of third parties other than the Permitted Exceptions.

                                   ARTICLE IV
                             CONDITIONS TO CLOSING

         A.      Buyer's Conditions to Closing.

         The complete satisfaction as of the expiration of the Review Period (or such other date as may be specified herein) with respect to those matters described in Sections 4.2-4.6 and 4.9-4.10 hereof, and as of the Closing Date with respect to the balance of the following conditions, is a condition precedent to Buyer's obligation to purchase the Property:

         4.1 Non-Foreign Status of Seller. Seller's execution and delivery to Buyer, on the Closing Date, of Seller's certificate in the form attached hereto as Schedule F (the "NON-FOREIGN CERTIFICATE") stating, under penalty of perjury, that (a) Seller is not a "foreign person" for the purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that withholding of tax will not be required thereunder, and (b) withholding is not required under the provisions of any state laws in connection with the contemplated transfer of the Property by Seller to Buyer.

         4.2 Review and Approval of Title and Survey. There shall be no exceptions to title to the Property other than the Permitted Exceptions. In connection with Buyer's review of title and related matters, Seller shall, at its sole cost and expense unless otherwise specified herein, and as soon as practicable, but in no event later than fourteen (14) days after the Opening Date, deliver to Buyer or cause Escrow Holder to deliver to Buyer the following:

                 (a) A current commitment for title insurance for the Property, issued by the Title Company, accompanied by legible record copies of all of the documents referred to in the Title Report (the "TITLE REPORT"); and

                 (b) Copies of all existing easements, covenants, restrictions, agreements or other documents which affect the ownership of or title to the Property and which are not disclosed by the Title Report for the Property, if any, but which are known to Seller and which would encumber the Property after the closing.

         4.3 Review and Approval of Other Matters. In connection with Buyer's review of other matters, Seller shall deliver to Buyer or cause to be delivered to Buyer, at Seller's sole cost and expense, within fifteen (15) days after the Opening Date, true, complete and correct copies of the following items:

                 (a) A current survey of the Property in the form of an Urban Land Survey, Condition II, as outlined by the most recent edition of the Manual of Practice for Land Surveying in Texas, certified to Buyer and in a form reasonably required by Buyer consistent with the standards for a Condition II Survey (the "SURVEY");

                 (b) Copies of all soils and hazardous materials reports, termite reports, roofing reports, engineering studies, topographical maps, appraisals and other reports, studies, maps and analyses with respect to the Property, to the extent in Seller's possession;

                 (c) Copies of all approvals, permits and licenses from all governmental authorities relating to the Property, to the extent in Seller's possession;

                 (d) Copies of all correspondence, documents and certificates from all governmental authorities with respect to the Property to the extent in Seller's possession, including, but not limited to, with respect to the zoning, building and platting status of the Property;

                 (e) Copies of all service contracts relating to the Property to the extent in Seller's possession;

                 (f) Copies of the real property tax bills, personal property tax bills and assessed value notices for the Property for the 1996 and 1997 tax years;

                 (g) Copies of all tenant leases, proposed tenant leases, rent rolls and sales reports relating to the Property;

                 (h) Copies of all plans and construction drawings for all buildings constructed or to be constructed on the Property and all permits relating thereto to the extent in Seller's possession; and

                 (i) Copies of all insurance policies maintained by Seller with respect to the Property for calendar years 1996 and 1997.

         4.4 Service and Other Contracts. Buyer's review and approval, in its sole and absolute discretion, of all utility contracts, water and sewer service contracts, service contracts, warranties, permits, soils reports, and other contracts or documents of any nature relating to the Property or any portion thereof (the "CONTRACTS"; those Contracts which Buyer approves in writing prior to the end of the Review Period (and prior to the Closing Date in the case of contracts not entered into or delivered to the Buyer until after the expiration of the Review Period) shall be referred to as the "APPROVED CONTRACTS"). Buyer's remedy if it disapproves any Contract(s) shall be (i) to the extent such disapproved Contract(s) can be terminated without penalty or payment, to compel the Seller to terminate such disapproved Contract(s) on or prior to the Closing, which Seller hereby agrees to do at its sole cost and expense if so requested by Buyer, or (ii) to the extent Seller cannot terminate such disapproved Contract(s), Buyer shall have the option, which must be exercised within ten (10) days of Buyer's receipt of Seller's notice to Buyer that Seller cannot terminate such disapproved Contract(s), or Closing (whichever is earlier), (a) to waive Buyer's disapproval of the Contract(s) and purchase the Property as otherwise contemplated in this Agreement, and Seller shall convey the Property to Buyer, or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all right and obligations of Buyer and Seller hereunder shall terminate and within five (5) days after Buyer has provided notice to Escrow Holder, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon.

         4.5 Physical Characteristics of the Property. Buyer's review and approval, in its sole and absolute discretion, of (a) an environmental assessment (which shall, without limiting the scope of the report, contain an assessment of asbestos and radon affecting the Property) by an environmental consultant of Buyer's choice and at Buyer's cost (the "PHASE I REPORT"), and
(b) the results of Buyer's physical inspection and testing of the Property, or any portion thereof (which testing shall be conducted at Buyer's expense, and may include, but shall not be limited to, testing for the presence of asbestos, PCBs, as defined below, and other Hazardous Materials, as defined below, including without limitation the performance of core sampling, drilling and other intrusive testing outside of the Improvements or inside improvements
without   interference with the tenants), of the structural, mechanical, electrical and other physical or environmental characteristics of the Property, including any tenant improvements or other construction installed or to be installed as of the Closing Date. To the extent not prohibited by the Leases, Seller shall allow Buyer reasonable access to the Property to perform any physical inspection thereof which Buyer reasonably deems appropriate; provided, however, that Buyer shall repair any damage caused by such inspections, shall restore the Property to the condition existing prior to such inspection and shall indemnify and hold harmless Seller against any loss or claim arising out of personal injury or physical damage to property directly caused by Buyer or its agents during any such inspection, which obligations shall survive the termination of this Agreement and shall continue for a period of one year from the date of this Agreement.

         4.6 Governmental Permits, Approvals and Regulations. Buyer shall have confirmed that all governmental permits and approvals with respect to the Property relating to the zoning, entitlements, construction, operation, use or occupancy of the Property or any portion thereof, are in full force and effect.

         4.7 Representations and Warranties. All of Seller's representations and warranties contained herein or made in writing by Seller shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date except as to items which Seller has informed Buyer as provided in Section 4.11., as though made at, and as of, the Closing Date, and Seller shall have executed and delivered all documents and complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

         4.8 Impairment of Property. No material adverse change shall have occurred in the condition or ownership of the Property or any part thereof from and after the conclusion of the Review Period. As of the Closing no part of the Property, or any interest of Seller therein, shall be encumbered by any lien, pledge, security interest, financing or due and unpaid charge, tax or other imposition (other than Permitted Exceptions and items which will be removed on or prior to the Closing Date), or damaged and not repaired to Buyer's satisfaction or taken in condemnation or other like proceeding and no such proceeding shall be pending or threatened, except as otherwise provided in
Section 8.2 hereof. There shall have occurred no material adverse change in the financial condition of any tenant under any of the Leases demising five thousand (5,000) square feet or more of the Improvements (each, a "MAJOR LEASE") from that reported to Buyer on or prior to the conclusion of the Review Period, and there shall be no default, or event that with the giving of notice or the passage of time or both would constitute a default, under any Major Lease unless such an event of default is disclosed in a Tenant Estoppel that Buyer approves.

         4.9 Approval of Buyer's Board of Directors. This Agreement and the transactions contemplated hereby shall have been approved by Buyer's board of directors (the "BUYER APPROVAL") on or before the expiration of the Review Period.

         4.10 Objections to Title or Survey. Buyer shall have until the expiration of fifteen (15) business days from the later to occur of (i) delivery of the Title Report and (ii) delivery of the Survey, to notify Escrow Holder and Seller in writing of Buyer's disapproval of the condition of title. Buyer shall give Seller and Escrow Holder written notice outlining in detail any title items objected to and specifying Buyer's desired cure. Seller shall have five (5) business days after receipt of Buyer's notice to advise Buyer and Escrow Holder, in writing, as to whether Seller shall cure said objections prior to the Closing (and should Seller fail to advise Buyer of Seller's objection within such five (5) business day period, Seller shall be deemed to have elected to refuse to cure said objections). In the event that Seller elects not to cure such objections, or elects to cure such objections and fails or refuses to cure said objections, Buyer shall have the option, which must be exercised within three (3) business days of Buyer's receipt of Seller's response or deemed response, or Closing (whichever is earlier), (a) to waive Buyer's objections and purchase the Property as otherwise contemplated in this Agreement, notwithstanding such objections, in which event the subject matter of such waived objections shall be included within Permitted Exceptions, and Seller shall convey the Property to Buyer, subject to the Permitted Exceptions, or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all right and obligations of Buyer and Seller hereunder shall terminate and within five (5) days after Buyer has provided notice to Escrow Holder, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon; provided, however, that if Buyer fails to notify Seller and Escrow Holder in writing, within three (3) business days of Buyer's receipt of Seller's response or deemed response, as set forth above, then Buyer shall be deemed to have waived Buyer's objections. All exceptions to title to, and/or encumbrances against, the Property shown on the Title Report or Survey but not objected to by Buyer, and those items referred to in items (i) and (ii) of the second sentence of Section 3.1 hereof, shall be deemed "PERMITTED EXCEPTIONS"; provided, however, that Seller covenants to remove all monetary encumbrances (other than those with respect to the liens referred to in items (i) and (ii) of the second sentence of Section 3.1 hereof) affecting the Property or any portion thereof prior to Closing, and Seller further agrees that no monetary encumbrances other than the liens referred to in items (i) and (ii) of the second sentence of Section 3.1 hereof shall be Permitted Exceptions.

         4.11 Objections to Property or Other Matters. To the extent Seller becomes aware that there is a change in any of the matters described in this
Article IV.A, or any such matters first become available or are supplemented after the date hereof, Seller shall immediately inform Buyer of such change in circumstances and deliver any such new or supplemental information to Buyer.
If Seller delivers that information to Buyer, Seller shall not be deemed to have breached any representation or warranty related to the information provided, but only to the extent of such information provided. Buyer shall have until March 10, 1997 (the "REVIEW PERIOD"), to notify Seller in writing either (i) of any objections Buyer has to the physical or financial state of the Property, to the Phase I environmental report, to any contracts or leases relating to the Property, to any item delivered (or not delivered) by Seller to Buyer, or to any other matter covered by this Article IV.A other than Title or Survey, or to notify Seller that Buyer has been unable to obtain the Buyer Approval, the Tenant Estoppels or the REA Estoppels provided that Buyer shall have until the Closing Date to approve the items specified in Sections 4.1, 4.7 and 4.8 hereof, or (ii) that such conditions are either satisfied or waived.
If Buyer delivers written notice to Seller prior to the end of the Review Period that it elects to terminate this Agreement due to Buyer's uncured objections, then this Agreement shall terminate and any and all right and obligations of Buyer and Seller hereunder shall terminate, and within five (5) days after Buyer provides notice of such termination to Escrow Holder, Escrow Holder shall pay to Buyer the Earnest Money Deposit, together with interest thereon. If Buyer does not give notice to Seller of termination due to its uncured objections prior to the end of the Review Period, Buyer shall be conclusively deemed to have waived any right to object and all conditions to Buyer's obligations set forth in this Article IV other than the items specified in Sections 4.1, 4.7, 4.8 and 4.14.

         4.12 Tenant Matters. Buyer shall have received and approved written estoppel statements, in substantially the form as that attached hereto as Schedule G, from each of the tenants under the Major Leases, and tenants holding leases upon not less than eighty-five percent (85%) of the remaining gross leasable area in the Property. Each such estoppel statement shall be in form and substance acceptable to Buyer. Buyer shall have 5 days after the date of Buyer's receipt of each such "TENANT ESTOPPEL" to notify Seller of any objection Buyer may have regarding such estoppel, and in the event Buyer fails to so notify Seller, Buyer shall be deemed to have approved such estoppel.

         4.13 REA Estoppels. Buyer shall have received and approved such written estoppel statements from each holder of a reciprocal easement agreement affecting the Property as Buyer shall reasonably require. Each such estoppel statement shall be in form and substance reasonably acceptable to Buyer. Buyer shall have 5 days after the date of Buyer's receipt of each such "REA Estoppel" to notify Seller of any objection Buyer may have regarding such estoppel, and in the event Buyer fails to so notify Seller, Buyer shall be deemed to have approved such estoppel.

         4.14 Delivery of Documents. The due and timely delivery by Seller of executed documents required by this Agreement, including without limitation all of the documents and items specified in Section 5.3 below.

         The foregoing conditions contained in this Article IV.A (except to the extent otherwise provided in Article IV.B hereof) are intended solely for the benefit of, and may be waived by, Buyer.

         B.      Seller's Conditions to Closing.

         The following conditions are conditions precedent to Seller's obligation to sell the Property:

         4.15 Delivery of Documents and Purchase Price. Buyer's due and timely performance of its obligations under this Agreement and its execution and delivery of all documents and items to be executed and delivered by Buyer (including without limitation the Purchase Price) pursuant to this Agreement, including without limitation all of the documents and items specified in
Section 5.4 below.

         The foregoing conditions contained in this Article IV.B are intended solely for the benefit of Seller (except to the extent otherwise provided in Article IV.A hereof).

                                   ARTICLE V
                       CLOSING, RECORDING AND TERMINATION

         5.1 Deposit with Escrow Holder and Escrow Instructions. Promptly after execution of this Agreement, the parties hereto shall deliver two (2) fully executed copy of this Agreement to the Escrow Holder and this instrument shall serve as the escrow instructions to the Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

         5.2     Closing.

                 (a) The Closing Date shall occur no later than March 25, 1997 (the "OUTSIDE CLOSING DATE"). The Closing and the Closing Date shall not have occurred until the Purchase Price shall have been paid by Buyer to Escrow Holder as provided herein. The "CLOSING" shall be deemed to have occurred on the date that all of the events specified in Section 5.8 of this Agreement shall have occurred. The "CLOSING DATE" shall be the date on which the Closing occurs.

                 (b) In the event the Closing does not occur on or before the Outside Closing Date, subject to any extension to the Outside Closing Date contemplated by Article VIII hereof, the Escrow Holder shall, unless it is notified by Buyer to the contrary within five (5) days after such date, return to the depositor thereof all items (other than the Earnest Money Deposit, which shall be disbursed in accordance with Section 2.6 hereof) which may have been deposited with Escrow Holder hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. Buyer shall, within five (5) days after the termination of this Agreement in accordance with the terms hereof, return to Seller all documents and materials delivered to Buyer hereunder by or on behalf of Seller.

         5.3 Delivery by Seller. At the Closing, Seller shall deposit with the Escrow Holder, for the benefit of Buyer, or deliver directly to Buyer the following:

                 (a) The Deed and the Assignment and Assumption of Leases and Rents, each duly executed and acknowledged by Seller, in recordable form, and ready for recordation in the official records of the jurisdiction in which the Land is located (the "OFFICIAL RECORDS");

                 (b)      The Bill of Sale duly executed by Seller;

                 (c) A certificate from the office of the county clerk of the county in which the Land is located and of the county in which Seller's principal office is located, together with a certificate from the Office of the Secretary of State of the State of Texas, each dated within thirty (30) days after the Closing Date, listing, as of the date of such certificate, all filings against Seller in said offices under the Commercial Code of Texas which would be a lien on any of the Personal Property, or a report from a recognized

         UCC reporting service acceptable to Buyer as to those matters, together with fully executed termination statements with respect to such filings;

                 (d) Originals or copies of any warranties and guaranties in Seller's possession received by Seller and to be assigned to Buyer, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements;

                 (e) The Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees, duly executed by Seller and acknowledged, assigning all of Seller's interest in the Intangible Property, together with written terminations of any Contracts which are not Approved Contracts;

                 (f) Originals or copies of all certificates of occupancy, licenses and permits for the Improvements in Seller's possession;

                 (g) All existing as-built plans and specifications for the Improvements in the possession of Seller;

                 (h) A closing statement prepared by Escrow Holder in form and content consistent with this Agreement and otherwise reasonably satisfactory to Buyer and Seller;

                 (i)      The Non-Foreign Certificate, duly executed by Seller;
         and

                 (j) Complete originals of the Leases with respect to the Property and copies of all records in Seller's possession, books of account, ledgers, statements and other business records relating to the operation of the Property and/or the administration of the Leases, in whatever mode maintained, including information contained on computer disks; and

                 (k) A letter to each Tenant stating that the Property has been sold, that Buyer is assuming the obligations of the landlord under the Lease arising after the Closing Date, the amount (if any) of security deposit and escrow for reimbursable expenses which have been transferred to and assumed by Buyer, and Buyer's address for purposes of rent payments and notices (the "TENANT NOTICE LETTERS").

         Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

         5.4 Delivery By Buyer. Buyer shall execute and deliver to Escrow Holder, for the benefit of Seller, or directly to Seller;

                 (a) The Assignment and Assumption of Leases and Rents, duly executed and acknowledged by Buyer;

                 (b)      The Assignment and Assumption of Contracts,
         Intangible Property, Warranties and Guarantees, duly executed by Buyer;

                 (c)      The Tenant Notice Letter, duly executed by Buyer; and

                 (d) such other documents and instruments as may be required to the close the transactions contemplated hereby, which documents and instruments shall be in form and substance reasonably acceptable to Buyer. After Buyer's or Escrow Holder's receipt of all of the items specified in Section 5.3 hereof, after the complete satisfaction or waiver of all of the conditions precedent to Buyer's obligations hereunder, and after the expiration of the Review Period, Buyer shall deliver the Purchase Price to Escrow Holder as provided in Section 2.2 above.

         5.5 Other Instruments. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

         5.6 Prorations. At Closing, the parties shall prorate (with Buyer being deemed to be the owner of the Property for the date of the Closing) as of the date on which the Closing occurs, on the basis of the actual number of days in the calendar month in which the Closing occurs, the following with respect to the Property:

                 (a) Rents. All rents and other receipts actually received for the month in which the Closing occurs shall be prorated as of the Closing. Seller shall retain title to all rents and other receipts attributable to the period of time prior to the Closing Date. Buyer shall use reasonable efforts after the Closing to collect delinquent rents for the period up to the Closing; provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing. Percentage Rents (if any) for 1996 shall remain the property of Seller, and Percentage Rents (if any) for 1997 shall be prorated by dividing the total Percentage Rents received by 365, with Seller receiving that per diem amount multiplied by the number of days in 1997 prior to the Closing Date, and Seller's share shall be delivered to Seller by Buyer within five (5) business days after receipt thereof by Buyer. All security deposits collected under the Leases shall be transferred to and assumed by Buyer.

                 (b) Pass-Through Charges. Seller represents to Buyer that Seller currently collects from each tenant under the Leases the following categories of expenses (each category billed separately to each tenant), as more fully described in each Lease (collectively, the "PASS-THROUGH EXPENSES"):

                          (i) Real estate taxes, recurring assessments, improvement lien assessments, and personal property taxes on all or portions of the Property (the "TAXES");

                          (ii) General public liability, casualty, and certain other types of insurance (the "INSURANCE"); and

                          (iii) Utilities (including gas, water, sewer, electricity, telephone and other utilities supplied to the Property), expenses related to Contracts, and certain other expenses incurred in connection with the management, maintenance and repair of the Property (the "CAM EXPENSES").

                 Seller shall remain liable for all Pass-Through Expenses for 1996, and shall reconcile the actual expenses incurred for Pass-Through Expenses for 1996 with the amounts received from each tenant. If Seller has collected from tenants more than the actual Pass-Through Expenses for 1996, then Seller shall deliver such excess to Buyer at Closing (or as soon thereafter as those expenses are reconciled). If the actual Pass-Through Expenses for 1996 are greater than the amounts collected by Seller, then Seller shall retain the right to recover the deficiency from the tenants of the Property in accordance with the terms of the respective leases, and Buyer shall reasonably cooperate with Seller in that regard (but shall not be required to incur any expense in those efforts).

                 Each category of Pass-Through Expense for 1997 shall be prorated in the manner set forth below. Except in regard to Taxes (which is addressed in subsection (c) below), Seller shall remain liable for all Pass-Through Expenses for 1997 attributable to periods of time prior to the Closing Date. If, for any category of Pass-Through Expenses, Seller has collected from tenants more than the actual Pass-Through Expenses incurred for or attributable to the period of time in 1997 up to (but not including) the Closing Date, then Seller shall deliver such excess to Buyer at Closing. If, for any category, the actual Pass-Through Expenses for 1997 up to (but not including) the Closing Date are greater than the amounts collected by Seller, then (subject to the requirements of the last sentence of subsection (c) below) Seller shall retain the right to recover the deficiency from the tenants of the Property in accordance with the terms of the respective leases, and Buyer shall reasonably cooperate with Seller in that regard (but shall not be required to incur any expense in those efforts).

                 (c) Taxes. Real estate taxes, recurring assessments, improvement lien assessments, and personal property Taxes, if any, on all or any portion of the Property, based on the regular and supplemental tax bills for the calendar year in which the Closing occurs (or, if such tax bill has not been issued as of the date of Closing the regular and supplemental tax bill for the calendar year preceding that in which the Closing occurs) shall be prorated as of the Closing. If any supplemental real estate taxes are levied for any period preceding the Closing, the parties will, immediately after the Closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing Date, the supplemental real estate taxes shown by such bill. The Taxes having been prorated, the Buyer shall assume the obligation to pay all Taxes for 1997. Seller may retain from any amounts collected from tenants the portion of taxes for which it is responsible, and shall deliver to Buyer at Closing any excess amounts. If the amounts collected by Seller are insufficient to pay for Seller's share of taxes for 1997, then (subject to the last sentence of this subsection) Seller shall retain the right to recover the deficiency from the tenants of the Property in accordance with the terms of the respective leases, and Buyer shall reasonably cooperate with Seller in that regard (but shall not be required to incur any expense in those efforts). Before Seller may initiate collection action against a tenant on any deficiency to which it is entitled under subsections (b) or (c) of this Section 5.5, Seller shall give Buyer written notice of the deficiency and shall give Buyer a reasonable period of time (not less than 90 days, unless that delay would unreasonably jeopardize collection) to collect the deficiency from the tenant, and Buyer shall use reasonable efforts in collecting the deficiency.

                 (d) Utilities. All utilities, including gas, water, sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all utility charges for the period from the date such bills were issued or such payments were due until the Closing Date. Seller shall be credited for the amount of any deposits made by Seller for utility services which have not been refunded to Seller and which are assigned to Buyer on or prior to the Closing Date.

                 (e) Service Contracts. Amounts payable under Approved Contracts shall be prorated on an accrual basis. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all amounts accrued under the Approved Contracts from the date such bills were issued or such payments were due until the Closing Date. Seller shall deliver to Escrow, for the benefit of Buyer, evidence of the cancellation or termination of all Contracts other than Approved Contracts, and Seller shall be responsible for all such cancellation costs.

                 (f) Other Items. All other proratable items, including without limitation licenses and permits and other income from, and expenses associated with, the Property shall be prorated between Buyer and Seller as of the Closing.

         Buyer and Seller's obligation to prorate shall survive the Closing for a period of two (2) years (unless within such time Buyer or Seller makes a claim against the other party to this Agreement with respect to such obligation to prorate, in which case such obligation shall survive without limitation), and Buyer and Seller shall use good faith efforts to conclude prorations with respect to percentage Rent and common area maintenance charges as soon as practicable after the determination of the amounts thereof.

         5.7 Costs and Expenses. Seller and Buyer shall each bear and pay one-half (1/2) of the fees of Escrow Holder. Seller shall pay for the cost of the Survey, the cost of a standard coverage title policy in the full amount of the Purchase Price insuring fee simple title to the Land and Improvements in Buyer (the "STANDARD COVERAGE TITLE POLICY"), all legal fees and costs incurred by Seller, and other fees and charges which are typically borne by sellers in Richardson, Texas. Buyer shall pay for the amount of the difference in cost between the Standard Coverage Title Policy and the Extended Coverage Title Policy, the cost of the Endorsements, its out-of-pocket expenses, all due diligence, all legal fees and costs incurred by Buyer in connection herewith, and other fees and charges which are typically borne by buyers in Richardson, Texas. The cost of any recordation fees and documentary or other transfer taxes applicable with respect to the sale of the Real Property, all sales tax, if any, applicable with respect to the sale of the Personal Property and/or the Intangible Property, and any other fees and charges shall be borne by Seller and Buyer as such fees and charges are typically borne by buyers and sellers in Richardson, Texas.

         5.8 Closing and Recordation. Provided that Escrow Holder has received all of the items required to be delivered pursuant to this Article V (or a waiver from the party for whose benefit such item is being delivered) and that it has not received prior written notice from Buyer that Buyer has elected to terminate its rights and obligations hereunder pursuant to Article IV,
Article VIII and/or Section 5.9, and provided that Buyer has received either the Extended Coverage Title Policy or the irrevocable commitment of Title Company to provide it with the Extended Coverage Title Policy immediately after recordation of the Deed, Escrow Holder is authorized and instructed (a) with respect to the Property, to cause the Title Company to record the documents delivered to the Escrow Holder in accordance with recording instructions set forth in a letter to be delivered to Escrow Holder and Title Company by Buyer (or if no such letter is received prior to the Closing, in accordance with customary practice), (b) to deliver those other documents and instruments delivered into Escrow to the party for whose benefit such documents or instruments were made and (c) to deliver the Purchase Price, as adjusted pursuant to Section 5.6 hereof upon receiving confirmation of recording of the Deed.

         5.9     Termination of Agreement.

                 (a) Failure of Buyer's Conditions. If any one or more of the conditions to Buyer's obligations, as set forth in Article IV.A,
         Section 5.3 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Buyer may elect, by written notice as provided in Section 10.10 hereof, to terminate this Agreement, in which case neither party shall have any further obligation to the other, except for those which survive the termination of this Agreement. Nothing in this paragraph shall be construed to limit any of Buyer's rights or remedies at law or equity in the event of a default by Seller.

                 (b) Failure of Seller's Conditions. If any one or more of the conditions to Seller's obligations, as set forth in Article IV.B, Section 5.4 or elsewhere in this

         Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Seller may elect, by written notice as provided in Section 10.10 hereof, to terminate this Agreement and neither party shall have any further obligation to the other, except for those which survive the termination of this Agreement.

                                   ARTICLE VI
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

         As an inducement to Buyer to enter into this Agreement and the consummation of the transaction contemplated hereby, Seller hereby represents and warrants to and agrees with Buyer both as of the date hereof and again as of the Closing Date, and as of all dates and times in between (except as specifically provided to the contrary herein), as set forth below. As used herein and elsewhere in this Agreement, the term "Seller's actual knowledge" shall mean the actual knowledge of each of Richard F. Garvey and Bedford Burgher, without any duty of investigation of any kind. Seller hereby represents and warrants that the foregoing persons are the persons employed by Seller or Seller's manager with executive, managerial or daily supervisory responsibility with respect to the Property.

         6.1 Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of Texas, and has all requisite power to own the Property and to carry on its business related to the Property as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been or will be duly and validly authorized by all necessary action of Seller and the Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

         6.2 Title. Seller holds fee simple title to the Property, and to Seller's actual knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Leases, Contracts, matters of record, matters disclosed by the Survey and the matters to be disclosed in the Title Report.

         6.3 The Leases. A list of the current Leases is set forth in the rent roll attached hereto as Schedule H (the "RENT ROLL"). The Rent Roll is true, complete and correct in all respects and except for the Leases set forth in the Rent Roll, the Contracts described in Exhibit "I" attached to this Agreement, matters of record, matters disclosed by the Survey and the matters to be disclosed in the Title Report, there are no other leases, licenses or other agreements affecting the occupancy of the Property. With respect to each
Lease: (i) to Seller's actual knowledge, the Lease is in full force and effect, and constitutes the valid and binding legal obligation of Seller and the respective tenant, enforceable against each of them in accordance with its terms; (ii) except as indicated on the Rent Roll, there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party; (iii) except as indicated on the Rent Roll, there is no default by Seller under the Lease, and to Seller's actual knowledge, by the tenant under the Lease; and (iv) no rent or additional rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

         6.4 No Litigation or Adverse Events. Other than the bankruptcy proceedings of Color Tile Supermart, Inc., Seller has received no written notice of, and to Seller's actual knowledge, there are no, pending or threatened investigations, actions, suits, proceedings or claims against or affecting Seller, the Property, or any tenant (as it relates to the Property) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign. Seller has received no written notice of, and to Seller's actual knowledge, there are no, pending or threatened investigations, actions, suits, proceedings or claims against or affecting any adjacent property at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign which, if adversely decided, would have a materially negative impact on the value of the Property.

         6.5 Compliance with Laws. Seller has not received any written notice that Seller is not in compliance in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or Board of Fire Underwriters any written notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

         6.6 No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's actual knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

         6.7 Eminent Domain. To Seller's actual knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.

         6.8 Environment. (i) Seller has no actual knowledge of, and has received no written notice that, Seller has engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials);
(iii) to Seller's actual knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to Seller's actual knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to Seller's actual knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property.

         As used herein:

         "ENVIRONMENTAL REQUIREMENTS" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

         "HAZARDOUS MATERIALS" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C.,
Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto);
(iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of Kansas or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

         6.9 Mechanic's Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller have been paid in full or will be paid prior to Closing in the ordinary course of business, and at the Closing there will not be, and to Seller's actual knowledge there are not presently, any mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Seller.

         6.10 Operating Statements. To Seller's actual knowledge the financial statements delivered by Seller to Buyer fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

         6.11 No Leases of Property or Assets. Except as may be disclosed in the Contracts delivered to the Buyer, no material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the Seller as lessee.

         The representations and warranties set forth in this Article VI shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property for a period of eighteen (18) months from the Closing Date (unless within such time Buyer makes a specific written claim against Seller with respect to such representation or warranty, in which case such representation or warranty, as to the specific claim made, shall survive without limitation).

                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         7.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: Buyer is a corporation duly organized under the laws of the State of Maryland; subject to receipt of the Buyer Approval, this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are and as of the Closing Date will be duly authorized, executed and delivered by Buyer, and are and as of the Closing Date will be legal, valid and binding obligations of Buyer, and do not and as of the Closing Date will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

                                  ARTICLE VIII
                    POSSESSION, DESTRUCTION AND CONDEMNATION

         8.1 Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the Permitted Exceptions and the Leases described on the Rent Roll or otherwise approved by Seller. Without limiting any other provisions of this Agreement, Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of determining Seller's compliance herewith (provided that Seller or Seller's agent shall be allowed to accompany Buyer in any visit to the Property Buyer may make for the purposes of determining such compliance); however, in no event shall such right give rise to any obligation of Buyer to determine compliance or noncompliance.

         8.2     Loss, Destruction and Condemnation.

                 (a) Definition of Material Damage. For the purposes of this Section 8.2, damage to the Property is material if (i) the actual cost of repairing or replacing the damaged portions of the Improvements on the Property exceeds $100,000.00, or (ii) if it would take longer than sixty (60) days to perform such repair or replacement using reasonably diligent efforts, or (iii) if any lessee has the right to abate any rent under its lease as a result of such damage and there is not full rental interruption coverage with respect thereto available to Buyer through and after the Closing Date until the date that is sixty (60) days beyond the estimated date of reconstruction, or (iv) if any lessee has a right to terminate its lease as a result of such damage.

                 (b) Effect of Non-Material Damage to Improvements. If prior to the Closing the Improvements on the Property are damaged by casualty and such damage is not material, (i) this Agreement may not be terminated by reason of such casualty (provided that this does not waive Buyer's other termination rights under this Agreement) and (ii) Seller will, at Buyer's option, either (a) cause the damaged portion of the Improvements to be repaired at Seller's sole cost and expense within sixty (60) days after the date of such damage or (b) reduce the Purchase Price by an amount equal to the actual, reasonable and necessary cost of repairing or replacing the damaged portions of the Improvements. Seller will notify Buyer within five (5) days (but in any event prior to the Closing Date) of Seller's receipt of knowledge of any casualty which occurs after the date of this Agreement and on or prior to the Closing Date.

                 (c) Effect of Material Damage to Improvements. If prior to the Closing the Improvements are damaged by casualty and such damage is material, Seller shall notify Buyer in writing of such casualty as soon as practicable. Within ten (10) days after the occurrence of such casualty, Seller will as soon as is practicable, commence restoration of the damaged Improvements, and shall complete such restoration in compliance with all laws and the representations and warranties set forth herein and shall restore such Improvements their condition prior to the occurrence of the casualty promptly (but in no event more than sixty (60) days thereafter), and the Closing Date shall be extended (but in no event by more than sixty (60) days) until such damaged Improvements are complete; provided, however, if Seller's mortgagee does not release portions of the insurance proceeds attributable to such casualty to Seller, then Seller may terminate this Agreement by written notice to Buyer, in which event the Earnest Money Deposit shall be returned to Buyer and neither party shall have any further obligation to the other, except those that expressly survive the termination of this Agreement. If Seller does not commence or complete such restoration within such time period, then Buyer may elect pursuant to a writing delivered to Seller and Escrow Holder to (i) continue this Agreement, provided, however, that Seller shall assign to Buyer at the Closing any insurance proceeds to which Seller is entitled with respect to such damage (in which event the Purchase Price shall be reduced by the amount of any deductible with respect thereto); or (ii) terminate this Agreement, in which case Buyer shall have no further rights and obligations to the Seller under this Agreement (but Buyer shall retain its rights and remedies against Seller) and Escrow Holder shall immediately return the Earnest Money Deposit (with interest thereon) to Buyer. Buyer's failure to have elected any of these options within the time allotted therefor shall be deemed to be an election of option (ii).

                 (d) Definition of Material Taking. For the purposes of this Section 8.2, a taking or threatened taking by eminent domain or similar proceedings shall be deemed material if (i) the value of that portion of the Property to be so taken exceeds $100,000.00, (ii) the portion of the Property taken includes any material access to the Property or any material portion of the parking area (and a material portion includes, without limitation, any taking which would cause the parking ratio to fall below the minimum ratio required by applicable law or any Lease); (iii) Buyer determines that the Property so affected is materially and adversely affected by such taking or threatened taking, (iv) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or
         (v) any lessee has the right to terminate its lease as a result of such taking or threatened taking.

                 (e) Effect of Non-Material Taking. If prior to the Closing there is a taking or threatened taking of a portion of the Property which is not material, (i) this Agreement may not be terminated and (ii) Seller will assign to Buyer at the Closing all of Seller's rights in and to any condemnation award with respect to such non-material taking, and there will be no reduction in the Purchase Price. Seller will deliver written notice to Escrow Holder and Buyer within one (1) day after Seller receives notice of or otherwise becomes aware of any taking or threatened taking affecting the Property.

                 (f) Effect of Material Taking. If prior to the Closing there is a taking or threatened taking of a material portion of the Property or all of it, Seller shall notify Buyer in writing of such taking or threatened taking, and within ten (10) days after Buyer's receipt of such notice, Seller and Buyer shall endeavor to agree upon whether the Property shall be purchased by Buyer, and any reduction in the Purchase Price, and any assignment of any condemnation award with respect to such taking. If within such ten (10) day period Buyer and Seller have not reached a mutually acceptable agreement as to those matters, Buyer within ten (10) days thereafter may elect in writing to
         (i) continue this Agreement subject to the taking or threatened taking with an assignment of all of Seller's rights to condemnation awards, severance damages, payments-in-lieu thereof or the like; or (ii) terminate this Agreement, in which case Buyer and Seller shall have no further rights or obligations to one another under this Agreement except for those which expressly survive the termination of this Agreement, and Escrow Holder shall immediately return the Earnest Money Deposit (with interest thereon) to Buyer. Buyer's failure to have elected any of these options within the time period allotted therefor shall be deemed to be an election of option (ii).

                 (g) Extension of Outside Closing Date. Upon the occurrence of any damage to the Property, the Outside Closing Date shall be extended to the date upon which Seller is required hereunder to have such damage repaired, but in no event shall any such extension extend the Outside Closing Date to a date which is more than sixty
         (60) days after the date of such damage to the Property.

                                   ARTICLE IX
                   MAINTENANCE AND OPERATION OF THE PROPERTY;
                                   COVENANTS

         9.1 Maintenance. In addition to Seller's other obligations hereunder, Seller shall, upon and after the date of this Agreement and to and including the Closing Date, at Seller's sole cost and expense, maintain the Property in the ordinary course of business consistent with past practice, pay all taxes, assessments, fines, penalties, charges and other operating expenses, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in its ordinary and customary manner, and otherwise in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property. Seller shall not make any material alterations to the Property without first receiving Buyer's prior written consent thereto except as required by the Leases or applicable law.

         9.2 Leases and Other Agreements. Seller shall not, on or after the date of this Agreement and on or prior to the Closing Date, enter into any Lease pertaining to the Property except pursuant to the terms and conditions set forth in this Section 9.2. At any time prior to the Closing Date, in the event that Seller intends to enter into a lease with respect to any portion of the Property, Seller shall deliver to Buyer a complete copy of the proposed lease, financial information as to the proposed lessee (with credit reports), and copies of all brokerage agreements (or a detailed list of all brokerage obligations) with respect to such lease. Buyer shall review and approve or disapprove of such lease within ten (10) days after the receipt of all of the foregoing materials. If all such materials are delivered to Buyer on or prior to ten (10) days prior to conclusion of the Review Period, and if
(a) such lease (and any brokerage commissions with respect thereto) was negotiated by Seller in good faith and is on market terms, (b) the proposed lessee is creditworthy as determined by Buyer in its reasonable judgment, (c) the proposed use of the premises under such Lease is compatible with the other uses in the Property and is not inconsistent with the general leasing policies of Buyer, as determined by Buyer in its reasonable judgment, and (d) the terms and conditions of such Lease and any brokerage commissions payable with respect thereto are otherwise acceptable to Buyer in its reasonable discretion, then Buyer shall approve such lease and if and when the Closing occurs, Buyer shall assume all obligations under such lease to pay for or construct tenant improvements and shall assume and pay, as and when due, all brokerage commissions with respect to such lease which commissions were disclosed to and approved by Buyer. In the event that Buyer does not affirmatively approve in writing such lease within such ten (10) day period, then Buyer shall be deemed to have disapproved such lease and as long as this Agreement remains effective Seller shall not enter into such lease. Seller's sole remedy with respect to any such disapproval shall be to terminate this Agreement, by written notice to Buyer not later than five (5) days later the expiration of such ten (10) day period, in which case the Earnest Money Deposit, with all interest thereon, shall be refunded to Buyer and this Agreement, and each party's obligations hereunder, shall terminate. Notwithstanding the foregoing, after the conclusion of the Review Period, in no event shall Seller enter into any lease with respect to the Property without Buyer's prior written consent, which will not be unreasonably withheld or delayed. After the date hereof, without Buyer's prior written consent (which will not be unreasonably withheld), in no event shall Seller enter into any agreement or contract with respect to the Property (other than a lease, which shall be governed by the foregoing provisions) which is not terminable on thirty (30) days' prior notice (without premium or penalty).

         9.3 Encumbrances. Seller shall not, in between the date of this Agreement and the Closing Date, mortgage, encumber or suffer to be encumbered all or any portion of the Property, which encumbrances would survive the Closing Date, without the prior written consent of Buyer.

         9.4 Consents and Notices. Seller and Buyer shall cooperate with each other and exercise commercially reasonable efforts to obtain as of the Closing Date, all consents from, and provide all notices to, any third party and any governmental or regulatory authority which are required pursuant to any Contract or any applicable laws as a condition to or in connection with the execution, delivery or performance of this Agreement or other documents and instruments contemplated thereby.

         9.5 Audit Cooperation. Until the date that is one (1) year after the Closing Date, Seller hereby agrees to cooperate with Buyer in producing Buyer's audited financial statements for the Property for such periods as may be requested by Buyer. Such cooperation shall include, without limitation, the execution and delivery by Seller to Buyer's auditors of such confirmations and letters as such auditors may reasonably require.

         9.6 Access to Information. Seller shall provide to Buyer access to Buyer's records and information regarding the Property (other than attorney-client privileged information and information relating to other offers to purchase the Property or financing of the Property), which Buyer may review and make copies of at Buyer's expense. Buyer may contact Seller's insurance agent and tenants of the Property directly to obtain information regarding the Property.


                                   ARTICLE X
                                 MISCELLANEOUS

         10.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or by electronic facsimile transmission, or sent by Federal Express or similar nationally recognized overnight courier service, and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) at the address specified below as indicated on the return receipt or air bill:


                          If to Seller:    JaGee Properties, Inc.
                                           3228 Camp Bowie Boulevard
                                           Fort Worth, Texas 76102
                                           Attn: Richard F. Garvey, President
                                           Fax No.: (817) 335-1905

                          with a copy to:  Broude, Nelson & Harrington, P.C.
                                           307 West 7th Street, Suite 1000
                                           Fort Worth, Texas  76102
                                           Attn:  Steven M. Smith
                                           Fax No.: (817) 335-1603

                          If to Buyer:     The PRICE REIT, Inc.
                                           145 South Fairfax Avenue
                                           Fourth Floor
                                           Los Angeles, CA 90036
                                           Attn.:  Joseph Kornwasser
                                           Fax No.:  (213) 937-8175

                          with a copy to:  The PRICE REIT, Inc.
                                           145 South Fairfax Avenue
                                           Fourth Floor
                                           Los Angeles, CA 90036
                                           Attn.:  Gerald Friedman
                                           Fax No.:  (213) 937-8175
                          with a copy to:  Gibson, Dunn & Crutcher LLP
                                           333 South Grand Avenue
                                           Los Angeles, California  90071
                                           Attn:  William R. Lindsay, Esq.
                                           Fax No.:  (213) 229-7520

                          If to Escrow
                            Holder:        Safeco Land Title Company
                                           777 Main Street
                                           Suite C-10
                                           Fort Worth, Texas 76102
                                           Attn: Barbara Hutson
                                           Fax No.: (214) 445-5044

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

         10.2 Brokers and Finders. Buyer and Seller each hereby represents and warrants that no broker was involved in this Agreement or the transactions contemplated hereby except for Ranchview Investments, Inc. and Cushman & Wakefield of Texas, Inc., whose commissions are to be paid by Seller if and only if the Closing occurs and Seller receives the Purchase Price. In the event of a claim for a broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above, (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify, defend, protect and hold Seller harmless against any and all liability, loss, cost, damage or expense (including reasonably attorneys' and paralegals' fees and costs) which Seller may sustain or incur by reason of such claim and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify, defend, protect and hold Buyer harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this Section 10.2 shall survive the Closing or earlier termination of this Agreement.

         10.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that neither Seller's nor Buyer's interest under this Agreement may be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the other; provided, however, that Buyer may assign, encumber or otherwise transfer Buyer's interest under this Agreement, without the prior written consent of Seller (which will not be unreasonably withheld, conditioned or delayed), to any subsidiary or affiliate of Buyer, provided, however, that such assignment shall not release Buyer from its obligations under this Agreement or any obligations of the purchaser created under any agreements executed in connection with this Agreement. There shall be no third party beneficiaries to this Agreement.

         10.4 Amendments. This Agreement may be amended or modified only by a written instrument executed by the party or parties asserted to be bound thereby.

         10.5 Continuation and Survival of Indemnities, Representations, Warranties and Post-Closing Obligations. Except as provided in the last paragraph of Article VI of this Agreement, all indemnities, representations and warranties by, and all of the post-closing obligations, if any, of, the respective parties contained herein or made in writing pursuant to this Agreement or any other instrument delivered by Seller or Buyer pursuant hereto are intended to and shall remain true and correct and binding as of the time of Closing and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title.

         10.6 Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

         10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         10.8 Merger of Prior Agreements. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties with respect to the purchase and sale of the Property specifically described herein and supersedes all prior and contemporaneous (whether oral or written) agreements and understandings between the parties hereto relating to the specific subject matter hereof.

         10.9 Attorneys' Fees. In the event of any action or proceeding at law or in equity between Buyer and Seller (including an action or proceeding between Buyer and the trustee or debtor in possession while Seller is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code) or any successor statute to such Code) to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either Buyer or Seller hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation reasonable attorneys' and paralegals' fees and expenses (including without limitation fees, costs and expenses of experts and consultants), incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, together with all costs of enforcement and/or collection of any judgment or other relief. If such prevailing party shall recover judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' and paralegals' and others' fees shall be included in and as a part of such judgment.

         10.10 Notice of Termination. If either Buyer or Seller elects to terminate this Agreement, it will submit to Escrow Holder and the other party hereto a notice of termination in duplicate. If Escrow Holder receives a notice of termination, it is instructed to mail and fax one copy to the other such party within one (1) business day. If Escrow Holder has not received a written objection from the other party within five (5) business days after mailing and faxing the copy, Escrow Holder is to (i) comply with the instructions contained in the notice of termination, (ii) pay cancellation charges out of any funds on deposit in this Escrow, (iii) return the Earnest Money Deposit (and interest thereon) to Buyer, and (iv) cancel this Agreement.

         10.11 Specific Performance; Damages. The parties understand and agree that the Property is unique and for that reason, among others, Buyer will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Seller, Buyer shall have the right to demand and have specific performance of this Agreement. The foregoing shall not limit or otherwise diminish the other remedies available to Buyer at law or equity, including, without limitation, the right to recover damages.

         10.12 Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

         10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         10.14 Time of the Essence. Time is of the essence in this Agreement and with respect to all of its terms.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Seller, Buyer, and Escrow Holder have executed this Agreement as of the date first above written.

                                     BUYER:  THE PRICE REIT, INC.

                                     By:   /s/  JERALD FRIEDMAN
                                         --------------------------------------
                                     Printed Name:   JERALD FRIEDMAN
                                                   ----------------------------
                                     Title:   SR. EXEC. V.P.
                                            -----------------------------------




                                     SELLER: JAGEE PROPERTIES, INC.


                                     By:   /s/  RICHARD GARVEY
                                         --------------------------------------
                                           Richard Garvey, President

                           CONSENT OF ESCROW COMPANY


         The undersigned Escrow Company agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under the Agreement, and (iii) be bound by the Agreement in the performance of its duties as Escrow Holder; however, the undersigned will have no obligations, liability or responsibility under (a) this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to the Agreement materially affecting undersigned's obligations thereunder unless and until the amendment is accepted by the undersigned in writing.

Dated:  ___________________


                                      SAFECO LAND TITLE COMPANY

                                      By: _____________________________________
                                                   Escrow Officer

                                   SCHEDULE A

                         LEGAL DESCRIPTION OF THE LAND

The land described as Tract 1 below, save and except the land described as Tract 2.

TRACT ONE

Being part of LOT 1, of K-Mart Plaza, an Addition to the City of Richardson, Dallas County, Texas according to the Map thereof recorded in Volume 93244, Page 249, of the Map records of Dallas County, Texas; and being more particularly described by metes and bounds as follows:

Being a tract of land situated in the William Hughes Survey, Abstract No. 573, Dallas County, Texas, and being in the City of Richardson, Texas, and being a part of that tract of land conveyed to Blanchard Hand, Owens and Reynolds by deed dated May 6, 1968, said tract being more particularly described as follows:

BEGINNING at a point in the North line of Campbell Road (140 ft. R.O.W.) said point being North 89 degrees 38 minutes West a distance of 879.10 feet from the Westline of the Alma Road (60 ft. R.O.W.), said point also being the Southwest corner of K-Mart Plaza, an Addition to the City of Richardson, Texas;

THENCE North 0 degrees 36 minutes East a distance of 505.60 feet to an iron rod for a corner;

THENCE in a Northeasterly direction with a circular curve to the left having a central angle of 18 degrees 46 minutes 35 seconds and a radius of 1,255.87 feet, a distance of 411.56 feet to a point for a corner;

THENCE South 89 degrees 38 minutes East a distance of 502.3 feet to an iron rod for a corner;

THENCE South 0 degrees 36 minutes West a distance of 515.0 feet along the West line of Alma Road to an iron rod for a corner;

THENCE North 89 degrees 38 minutes West a distance of 164.74 feet to an iron rod for a corner;

THENCE South 0 degrees 36 minutes West a distance of 150.0 feet to an iron rod for a corner;

THENCE North 89 degrees 38 minutes West a distance of 714.36 feet along the North line of Campbell Road to the POINT OF BEGINNING and containing 12.058 acres of land, more or less.

TRACT TWO

BEING a parcel of land in the William Hughes Survey, Abs. No. 573 and being a part of Lot 1, K-MART PLAZA, an addition to the City of Richardson, Texas, as shown by plat recorded in Volume 71238, Page 2505, and later in Volume 93244, Page 0249, Deed Records of Dallas County, Texas, and being more particularly described as follows:

COMMENCING at a 5/8 inch iron rod found in the north line of Campbell Road (a 140 foot right-of-way) said point being the most southerly southeast corner of said Lot 1, K-MART PLAZA and also being the southwest corner of Lot 2, K-MART PLAZA as recorded in Volume 71238, Page 2511, Deed Records, Dallas County, Texas;

THENCE North 00 deg. 50 min. 12 sec. East a distance of 150.00 feet to a 1/2 inch iron rod found for the southeasterly inside corner, of said Lot 1, K-MART PLAZA, and also being the northwest corner of said Lot 2, K-MART PLAZA;

THENCE South 89 deg. 23 min. 48 sec. East along the North lineof said Lot 2, K-Mart Plaza, a distance of 10.18' to an iron rod set for the most southerly, southwest corner hereof and being the POINT OF BEGINNING;

THENCE North 00 deg. 36 min. 12 sec. a distance of 34.24 feet to a PK nail set for an inside corner;

THENCE North 83 deg. 23 min. 48 sec. West a distance of 27.79 feet to a PK nail set for the most southerly southwest corner hereof;

THENCE North 00 deg. 36 min. 12 sec. East a distance of 60.70 feet to an "X" out set for the northwest corner hereof;

THENCE South 89 deg. 23 min. 48 sec. East a distance of 182.80 feet to an "X" out for the northeast corner hereof and being in the new dedicated right-of-way line of Alamo Road (a variable width right-of-way) as shown in the plat recorded in Volume 71238, Page 2505;

THENCE South 00 deg. 52 min. 13 sec. West along the west line of Alamo Road a distance of 94.94 feet to a P.K. nail found for the southwest corner hereof, and also being the northeast corner of said Lot 2 K-MART PLAZA;

THENCE North 89 deg. 23 min. 48 sec. West a distance of 154.57 feet to the POINT OF BEGINNING and containing 16,383 square feet or 0.3761 acres of land.

                                   SCHEDULE B

                          TEXAS SPECIAL WARRANTY DEED

                  FORM SUBJECT TO COMMENTS FROM LOCAL COUNSEL

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay

================================================================================

                          TEXAS SPECIAL WARRANTY DEED

         THIS Special Warranty Deed (this "DEED") is made this ____ day of _____________, 1997, by JAGEE PROPERTIES, INC., a Kansas corporation authorized to do business in the State of Texas under the name "JaGee Real Properties, Inc." ("Grantor") in favor of THE PRICE REIT, INC., a Maryland corporation ("Grantee"). Mailing address of Grantee is 145 South Fairfax Avenue, Fourth Floor, Los Angeles, California 90036.

         WITNESSETH, that Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Grantor duly paid, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN, SELL and CONVEY unto Grantee and Grantee's successors and assigns, the following described property (the "Property"):

                 (A) That certain real property described in Exhibit A hereto (the "LAND"); and

                 (B) All improvements and fixtures owned by Seller and located or to be located on the Land, including, without limitation, all buildings and structures presently owned by Seller and located on the Land, all apparatus, equipment and appliances owned by Seller and presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and Seller's interest in all landscaping and leasehold improvements of tenants, if any, which become the property of the owner of the Land (the "IMPROVEMENTS");

         SUBJECT TO only such matters as may be set forth in any title insurance policy received by Buyer concurrently herewith (the "PERMITTED EXCEPTIONS"). Taxes having been prorated, Grantee assumes the obligation to pay all ad valorem taxes and assessments for 1997.

         TO HAVE AND TO HOLD the Property with all and singular the tenements, hereditaments and appurtenances thereto belonging or in any wise appertaining, unto Grantee and

Grantee's successors and assigns, forever, Grantor hereby covenanting that the Property is free and clear from any encumbrance done or suffered by Grantor except as set forth above, and that Grantor will warrant and defend title to the Property unto Grantee and Grantee's successors and assigns forever against the claims and demands of persons claiming or to claim the same by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

         For the same consideration, Grantor grants, bargains, sells and conveys to Grantee, without any warranty of title, either express or implied, all of Seller's interest in all rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land or the Improvements or any other appurtenance, together with all rights of Seller in and to public and private streets, roads, avenues, alleys and passageways, sidewalks, driveways, parking areas and areas adjacent thereto or used in connection therewith (open or proposed, in front of or abutting the Land), and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land, all strips or gores of land adjoining the Land, and any awards made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway.

         IN WITNESS WHEREOF, the Grantor has caused this Deed to be executed and delivered as of the date first above written.

                                      JAGEE PROPERTIES, INC.


                                      By:______________________________________
                                              Richard F. Garvey, President


STATE OF TEXAS                    Section
                                  Section
COUNTY OF ___________     Section

         This instrument was acknowledged before me on ___________, 1997, by Richard F. Garvey, President of JaGee Properties, Inc., a Kansas corporation authorized to do business in Texas under the name "JaGee Real Properties, Inc.", on behalf of said corporation.

         [ SEAL ]

                                     __________________________________________
                                            Notary Public, State of Texas

                                     My Commission Expires: ___________________

                                   SCHEDULE C

                  ASSIGNMENT AND ASSUMPTION OF LEASE AND RENTS

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay

================================================================================

                 ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JAGEE PROPERTIES, INC., a Kansas corporation authorized to do business in the State of Texas under the name "JaGee Real Properties, Inc." ("Assignor"), hereby assigns, sets over, transfers and delegates to THE PRICE REIT, INC., a Maryland corporation ("Assignee"), all of the landlord's right, title, interest, claim and estate in and to all leases, occupancy agreements and similar agreements, together with all modifications, extensions and renewals thereof, all security therefor, and all guaranties of any of the foregoing (collectively, the "Leases") which demise all or an part of, or interest in, the real property more particularly described on Exhibit A attached hereto and incorporated herein (the "Land"), together with all income, receipts, funds and revenues of any kind whatsoever payable on or after the date of this Assignment to Assignor under the Leases or otherwise with respect to the Land (the "RENTS").

         Assignee hereby assumes all of Assignor's obligations under or with respect to the Leases described on Exhibit B attached hereto, which obligations arise out of and relate to the period commencing on the date hereof. Assignee hereby agrees to indemnify, defend, protect and hold Assignee harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of and relate to the period commencing on or after the date hereof. Assignor hereby agrees to indemnify, defend, protect and hold Assignee harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of or relate to the period prior to the date hereof.

         If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

         This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement effective as of this ______ day of _______________, 1997.

ASSIGNOR:

JAGEE PROPERTIES, INC.

By: ______________________________
     Richard F. Garvey, President

ASSIGNEE:
THE PRICE REIT, INC.

By:_______________________
Its:

                                   SCHEDULE D

                                  BILL OF SALE

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JAGEE PROPERTIES, INC., a Kansas corporation authorized to do business in the State of Texas under the name "JaGee Real Properties, Inc." ("Seller"), hereby transfers, conveys and assigns to THE PRICE REIT, INC., a Maryland corporation ("Buyer"), and its successors and assigns forever, any and all tangible personal property owned by Seller and located on or about and used in connection with the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "Property") or any improvements thereon, including but not limited to fixtures, furnishings, furniture, tools machinery and/or equipment, operational instructions and/or specifications, surveys, drawings, business records and the personal property listed on any schedule attached hereto.

         If any litigation between Seller and Buyer arises out of the obligations of the parties under this Bill of Sale or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Bill of Sale shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Bill of Sale and to survive and not be merged into any such judgment.

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ______ day of __________, 1997.

                                      JAGEE PROPERTIES, INC.

                                      By:______________________________________
                                              Richard F. Garvey, President

                                   SCHEDULE E

                 ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY,
                           WARRANTIES AND GUARANTEES

         THIS ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND
GUARANTIES (this "Assignment") is made as of the    day of      , 1997, by JAGEE
PROPERTIES, INC., a Kansas corporation authorized to do business in the State of Texas under the name "JaGee Real Properties, Inc." ("Assignor"), in favor of THE PRICE REIT, INC., a Maryland corporation ("Assignee").

                                   RECITALS;

         Pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of February _____________________, 1997 by and between Assignor, Assignee and Safeco Land Title Company (the "Agreement"), Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

         In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Assignor hereby assigns, transfers and delegates to Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Property"): (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property, including without limitation all transferable licenses and governmental approvals and permits of any nature relating to the Property or the Improvements or any repairs or renovations to such Improvements, and (ii) any and all warranties, guaranties, contracts and other rights owned by Assignor relating to the ownership, operation or functioning of all or any part of the Property (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements and any deposits given by Assignor in connection with the installation or provision of utility services, to the extent such deposits have not been returned to Assignor as of the date hereof). Assignee hereby assumes all of Assignor's obligations under or with respect to the Contracts described on Exhibit B attached hereto, which obligations arise out of and relate to the period commencing on the date hereof.

         If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date set forth below.

                                        ASSIGNOR:

                                        JAGEE PROPERTIES, INC.

                                        By:____________________________________
                                               Richard F. Garvey, President

                                   SCHEDULE F

                      CERTIFICATION OF NON-FOREIGN STATUS

                 (Foreign Investment in Real Property Tax Act)

         Internal Revenue Code Section 1445 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform THE PRICE REIT, INC. ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned ("Transferor"), Transferor hereby certifies and declares as follows:

         1. Transferor's U.S. tax identification/social security number is: ______________________________________________________________;

         2. Transferor's principal office address is 3228 Camp Bowie Boulevard, Fort Worth, Texas 76102; and

         3. Transferor is not a foreign person (foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien), as defined in the Internal Revenue Code and Income Tax Regulations.

         Transferor acknowledges that this certification may be disclosed by Transferee to the Internal Revenue Service and that any false statement contained in this certification may be punished by fine or imprisonment or both.

         Transferor understands that Transferee is relying on this certification to determine whether withholding is required by Transferee pursuant to Internal Revenue Code Section 1445.

         Under penalties of perjury, the undersigned signatory declares that:
I have examined this certification, to the best of my knowledge and belief it is true and complete, and I am duly authorized to execute this certification on behalf of Transferor.

Dated:  __________________, 1997



                                        JAGEE PROPERTIES, INC.

                                        By:____________________________________

                                        Its:

                                   SCHEDULE G

                          TENANT ESTOPPEL CERTIFICATE

         THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _____________, 1997, is executed by ________________________ ("Tenant") in favor of THE PRICE REIT, INC. ("Buyer").

                                R E C I T A L S

         A. Buyer and JAGEE PROPERTIES, INC. ("Landlord"), have entered into that certain Purchase and Sale Agreement and Escrow Instructions, dated as of February ___, 1997 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Richardson, State of Texas, more particularly described on Schedule "A" attached to the Purchase Agreement (the "Property").

         B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ________________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

         C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate.

         NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

                                   AGREEMENT

                 Section 1.       Lease.

         Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements. guarantees and restatements thereof:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

                 Section 2.       Leased Premises.

         Pursuant to the Lease, Tenant leases those certain Premises (the "Leased Premises") consisting of approximately ______________________ (______________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [___________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

                 Section 3.       Full Force of Lease.

         The Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

                 Section 4.       Complete Agreement

         The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.

                 Section 5.       Acceptance of Leased Premises.

         Tenant has accepted and is currently occupying the Leased Premises.

                 Section 6.       Lease Term.

         The term of the Lease commenced on _____________________ and ends on _______________________, subject to the following options to extend:
________________________________________________________________________________
(If none, please state "None.")

                 Section 7.       Purchase Rights.

         Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

                 Section 8.       Rights of Tenant.

         Except as expressly stated in this Certificate, Tenant:

         (a)     has no right to renew or extend the term of the Lease;

         (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

         (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

                 Section 9.       Rent.

         (a) The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

         (b) Tenant is currently paying base rent under the Lease in the amount of ________________________ Dollars ($_________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

         (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and over-head expenses is ___________ percent (______%) and is currently being paid at the rate of ____________________________________ Dollars ($__________) per month, payable to ______________________________________________.

         (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

                 Section 10.      Security Deposit.

         The amount of Tenant's security deposit held by Landlord under the Lease is _________________________________ Dollars ($_____________).

                 Section 11.      Prepaid Rent.

         The amount of prepaid rent, separate from the security deposit, is __________________________________ Dollars ($_____________), covering the period from ________ to ________.

                 Section 12.      Insurance.

         All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

                 Section 13.      Pending Actions.

         There are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

                 Section 14.      Landlord's Obligations

         As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease and no offsets. counterclaims, or defenses of Tenant under the Lease exist against Landlord.
As of the date of this Certificate, no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against the Landlord, except as follows:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

         (If none, please state "None.")

                 Section 15.      Assignments by Landlord.

         Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

                 Section 16.      Assignments by Tenant.

         Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises except as permitted under the Lease. The address for notices to be sent to Tenant is as set forth in the Lease.

                 Section 17.      Environmental Matters.

         The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or restaurant (if so permitted by the Lease) or otherwise used in accordance with all applicable laws.

                 Section 18.      Notification by Tenant.

         From the date of this Certificate and continuing until the earlier to occur of (i) March 31, 1997 and (ii) Buyer's acquisition of title to the Property, Tenant agrees to immediately notify Buyer, in writing, at the following address, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

                                  The PRICE REIT, Inc.
                                  145 South Fairfax Avenue
                                  Fourth Floor
                                  Los Angeles, CA 90036
                                  Attn.:  Joseph Kornwasser
                                  Fax No.:  (213) 937-8175

         Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property. In the event that Buyer acquires the Property, nothing in this Section 18 shall limit Tenant's obligations under the Lease.

         Tenant his executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                                           TENANT

                                           __________________________________


                                           By:_______________________________
                                                Name:
                                                Its:

                                   SCHEDULE H
                                   RENT ROLL
                                   Attached.





                                   SCHEDULE H

                                                  RICHARDSON PLAZA SHOPPING CENTER
                                                           LEASE SYNOPSIS

===================================================================================================================================
TENANT                      SIZE      TERM          RENT                OPTIONS         PERCENTAGE  COMMENCEMENT      TENANT
                         (IN SQUARE                                                        RENT         DATE       REIMBURSEMENTS
                           FEET)
-----------------------------------------------------------------------------------------------------------------------------------
OfficeMax, Inc.           30,676    15 years  yrs 1-15 @ $268,415  yrs 16-20 @ $283,753    none       11/1/96     Tenant pays all
                                                                   yrs 21-25 @ $299,091                           taxes, insurance,
                                                                   yrs 26-30 @ $314,492                           and CAM

-----------------------------------------------------------------------------------------------------------------------------------
North Hydraulics, Inc.    23,700    10 years  yrs 1-2 @ $130,350   yrs 11-15 @ $177,250    3.5%       9/19/94     Tenant pays all
                                              yrs 3-5 @ $154,050   yrs 16-20 @ $189,600                           taxes, insurance,
                                              yrs 6-7 @ $165,900                                                  and CAM (CAM has
                                              yrs 8-10 @ $171,825                                                 a not-to-exceed
                                                                                                                  figure that
                                                                                                                  adjusts annually)

-----------------------------------------------------------------------------------------------------------------------------------
Bally's Fitness Center    29,322    15 years  yrs 1-5 @ $205,254   yrs 16-20 @ $278,559    none       7/15/94     Tenant pays all
                                              yrs 6-10 @ $227,246  yrs 21-25 @ $307,881                           taxes, insurance,
                                              yrs 11-15 @ $249,237                                                and CAM

-----------------------------------------------------------------------------------------------------------------------------------
Standex International     20,000    10 years  yrs 1-5 @ $150,000   yrs 11-13 @ $180,000    none        2/1/97     Tenant pays all
Corp. d/b/a Berean                            yrs 6-10 @ $165,000                                                 taxes, insurance
Stores                                                                                                            and CAM

-----------------------------------------------------------------------------------------------------------------------------------
Color Tile Supermart,      4,731    20 years  yrs 1-10 @ $25,200   yrs 21-25 @ .5 CPI        4%       5/23/80     Free-standing
 Inc.                                         yrs 11-20 @ $30,000  yrs 26-30 @ .5 CPI                             building; Tenant
                                                                                                                  pays all costs

-----------------------------------------------------------------------------------------------------------------------------------
McDonalds Corporation      2,975    20 years  yrs 1-5 @ $42,500    yrs 21-25 @ $59,895     none       4/1/94      Ground lease;
                                              yrs 6-10 @ $45,000   yrs 26-30 @ $65,884                            Tenant pays all
                                              yrs 11-15 @ $49,500  yrs 31-35 @ $72,473                            costs
                                              yrs 16-20 @ $54,450  yrs 36-40 @ $79,720

-----------------------------------------------------------------------------------------------------------------------------------
Grandy's, Inc. d/b/a       4,175    20 years  yrs 1-20 @ $70,500   yrs 21-25 @ $70,500       5%       1/1/84      Free-standing
Grandy's Country                                                   + .5 CPI                                       building; Tenant
Cookin'                                                            yrs 26-30 @ $70,500                            pays all costs
                                                                   + .5 CPI
===================================================================================================================================

                             Reference should be made to each lease for exact terms of renewal options, calculation of percentage rent, reimbursement, and other matters.


                                   EXHIBIT I

Listing of monthly service providers (noncontracted) for Richardson Plaza:


Mr. Sweeper
P.O. Box 560048
Dallas, Texas 75356
(214) 688-4444
Contact: Dave Franklin


Williams Landscape Service
P.O. Box 230
Allen, Texas 75013-0004
(214) 727-6153
Contact: David Williams